Exhibit 99.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of October 14, 2008, and amended on March 1, 2012 between Bank of Commerce, (hereinafter referred to as “Employer”), and Samuel D. Jimenez (hereinafter referred to as “Executive”).

WITNESSETH:

WHEREAS, Employer desires to employ Executive in the capacity hereinafter stated, and Executive desires to continue in the employ of Employer in such capacity, for the period and on the terms and conditions set forth herein:

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound do hereby agree as follows:

1.	EMPLOYMENT DUTIES AND AUTHORITY

Employer hereby employs Executive as its Chief Financial Officer, and Executive accepts such employment. Executive agrees to perform the duties that are customarily performed by a Chief Financial Officer of a financial services holding company and a state chartered banking institution and accepts all other duties described herein or as prescribed by the Employer’s Board of Directors, and agrees to discharge the same faithfully and to the best of his ability and the highest and best standards of the banking industry, in accordance with the policies of the Employer’s Articles of Incorporation, Bylaws, Policies and Procedures. Executive shall devote his full business time and attention to the business and affairs of Employer for which he is employed and shall perform the duties thereof to the best of his ability. Except as permitted by the prior written consent of the Employer’s Board of Directors, Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with Employer’s interests. Executive shall have such responsibility and duties and such authority to transact business on behalf of Employer, as are customarily incident to the office of Chief Financial Officer of a financial services holding company and a state chartered banking institution.

2.	TERM

Employer hereby employs Executive, and Executive hereby accepts employment with Employer for the period of three years, and automatically extending for a one-year period (the “Term”), commencing October 14, 2008 with such Term being subject to prior termination as herein provided.

Where used herein, “Term” shall refer to the entire period of employment of Executive by Employer, whether for the period provided above, or whether terminated earlier as hereinafter provided, or extended by mutual agreement in writing by Employer and Executive.

3.	EXECUTIVE COMPENSATION

In consideration for all services to be rendered by Executive to Employer, Employer agrees to pay Executive base salary of $200,000.00 per year (at March 2012). The President and Chief Executive Officer of the Company will present to the Directors Executive Compensation Committee for approval any increases in Executive’s base salary annually following an annual performance evaluation. Executive’s salary shall be paid semi-monthly. Employer shall deduct there from all taxes which may be required to be deducted or withheld under any provision of the law (including, but not limited to, social security payments and income tax withholding) now in effect or which may become effective anytime during the term of this Agreement. Executive shall be entitled to participate in any and all other employee benefits and plans that may be developed and adopted by Employer and in which Executive is eligible to participate under the terms of such plans, including Employer’s Cash Incentive (“Profit Sharing”) Plan. Employer agrees to reimburse Executive for all ordinary and customary expenses for entertainment, meals, travel, cellular phone, and incidental business expense in accordance with Employer’s policy. Reasonable costs incurred for professional education, publications, seminars, meetings and special social entertainment shall also be reimbursed in accordance with Employer’s policy.

4.	INSURANCE

Employer agrees to provide Executive with health and life insurance benefits that are now or may hereinafter be in effect for all other full-time employees-subject to the eligibility requirements of the plans. Employer may also obtain a “key-man” life insurance policy on the life of Executive which shall be a general asset of the employer and to which Executive and the Executive’s beneficiary will have no preferred or secured claim.

5.	VACATION

Executive shall be entitled to the current accrual rate for vacation during each year of which at least two (2) weeks must be taken in a consecutive period. Vacation benefits shall not accrue above six weeks at any time. Once this six week maximum is reached, vacation will stop accruing until vacation is taken.

6.	TERMINATION

Employer shall have the right to terminate this Agreement for any of the following reasons by serving written notice upon Executive:

(a)	Breach of, habitual neglect of, failure to perform, or inability to perform, Executive duties and obligations as Chief Financial Officer.

(b)	Illegal conduct, constituting a crime involving moral turpitude, conviction of a felony, or any conduct detrimental to the interests of the Employer.

(c)	Physical or mental disability rendering Executive incapable of performing his duties for a consecutive period of 180 days (during which time Executive shall continue to receive his base salary and other benefits, provided his accrued sick leave has first been exhausted), or by death; or

(d)	Determination by Employer’s Board of Directors that the continued employment of Executive is detrimental to the best interests of the Employer, or for any reason whatsoever as determined by Employer’s Board of Directors and in the sole and absolute discretion of the Employer’s Board of Directors.

In the event this Agreement is terminated for any of the reasons specified in the paragraphs (a) or (b), above (determined to be ‘cause’), Executive shall only be paid any accrued salary calculated as of the date of the Executive’s termination, plus vacation accrued to, but not taken as of date of the termination.

In the event this Agreement is terminated for any reason specified in paragraphs (c) or (d) above, Executive shall be entitled to severance pay in an amount equal to twelve months of Executive’s then total compensation package to be paid in one lump sum

Total compensation package is defined as current salary, cash incentive profit sharing, insurance.

The total compensation package and benefits referenced in the preceding paragraph are collectively referred to herein as “Severance.” Executive acknowledges and agrees that any Severance provided upon termination is in lieu of all damages, payments and liabilities on account of the early termination of this Agreement and is the sole and exclusive remedy for Executive other than rights, if any, to exercise any of the stock options vested prior to such termination, and shall only be paid subject to Executive’s execution of a complete release of all claims Executive may have against the Employer, its officers, directors, agents, employees, predecessors, successors, parents, subsidiaries, and affiliates.

If upon termination of employment Executive chooses to arbitrate any claims pursuant to Section 15, Executive shall be deemed to have waived Executive’s right, if any, to severance.

Executive shall give ninety (90) days prior notice, in writing, to Employer in the event Executive resigns or voluntarily terminates employment, or takes early retirement.

7.	CHANGE OF CONTROL BENEFITS

In the event there is a Change of Control and in the event of diminution in salary or job duties, the Bank shall pay to the Executive severance equal to two (2) year’s salary at that salary rate being paid to Executive at the time of the Change in Control together with an amount equal to one (1) year’s profit sharing, with the amount of such profit sharing payment to be that amount which is the average profit sharing received by the Executive for the three (3) prior years. Executive shall also receive at the Bank’s expense, a continuation of health benefits then being provided to the Executive for a period of one (1) year. Executive acknowledges and agrees that such payment is in lieu of all damages, payments and liabilities on account of the early termination of this Agreement and is the sole and exclusive remedy for Executive (other than rights, if any, to exercise any of the stock options vested prior to such termination), and shall only be paid subject to Executive’s execution of a complete release of all claims Executive may have against the Employer, its officers, directors, agents, employees, predecessors, successors, parents, subsidiaries, and affiliates. If upon termination of employment Executive chooses to arbitrate any claims pursuant to Section 15, Executive shall be deemed to have waived Executive’s right, if any, to severance.

“Change in Control” means (i) a Change in the Ownership of the Relevant Corporation, (ii) a Change in the Effective Control of the Relevant Corporation, or (iii) or a Change in the Ownership of a Substantial Portion of the Assets of the Relevant Corporation. The events giving rise to the Change in Control must be objectively determinable, and the Board, in a ministerial capacity, shall certify there is a Change in Control only when the events giving rise to the Change in Control are objectively determinable. The Board shall not have any discretionary authority to certify that there has been a Change in Control except as provided in the preceding sentence. Notwithstanding anything to the contrary, (i) the term “Change in Control” shall be interpreted in accordance with Section 409A; (ii) any event which constitutes a “Change in Control” under Section 409A shall constitute a “Change in Control” for purposes of this Agreement; (iii) and any event which does not constitutes a “Change in Control” under Section 409A shall not constitute a “Change in Control” for purposes of this Agreement.

Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement to the extent the benefit would create an excise tax under the excess parachute rules of Section 280G of the code.

8.	CONFIDENTIAL INFORMATION AND NONDISCLOSURE

(a) Confidential Information. Employer has and will develop and own certain Confidential Information, which has a great value in its business. Employer also has and will have access to Confidential Information of its customers.

“Customers” shall mean any persons or entities for whom Employer performs services or from whom Employer obtains information. Confidential Information includes information disclosed to Executive during the course of his employment, and information developed or learned by Executive during the course of his employment.

Confidential Information is broadly defined and includes all information which has or could have commercial value or other utility in Employer’s business or the businesses of Employer’s customers. Confidential Information also includes all information which could be detrimental to the interests of Employer or its customers if it were disclosed.

By example and without limitation, Confidential Information includes all information concerning loan information, Customer data, including but not limited to Customer and supplier identities, Customer characteristics or agreements and Customer lists, applicant data, employment categories, job classifications, employment histories, job analyses and validations, preferences, credit history, agreements, and any personally identifiable information related to Customers; any information provided to Executive by a Customer, including but not limited to electronic information, documents, software, and trade secrets; historical sales information; advertising and marketing materials and strategies; financial information related to Employer, Customers, Customer’s employees or any other party; labor relations strategies; research and development strategies and results, including new materials research; pending projects and proposals; production processes; scientific or technological data, formulae and prototypes; employee data; pricing and product information; computer data information; inventory levels and products; supplier information and data; testing techniques; processes; formulas; trade secrets; inventions; discoveries; improvements; specifications; data, know-how, and formats; marketing plans; pending projects and proposals; business plans; computer processes; computer programs and codes; technological data; strategies; forecasts; budgets; and projections.

(b) Protection of Confidential Information. Executive agrees that at all times during and after his employment by Employer, Executive will keep confidential and not disclose to any third party or make any use of the Confidential Information of Employer or its customers, except for the benefit of Employer or its customers and in the course of his employment. In the event Executive is required by law to disclose such information described in this paragraph, Executive will provide Employer and its legal counsel with immediate notice of such request so that Employer may consider seeking a protective order. For purposes of this Agreement, the disclosure of any Confidential Information, at any time except as required by law shall be considered to be “unfair competition”. Executive also agrees not to remove or permit the removal of Confidential Information from Employer’s place of business without the express written authorization of an Officer of Employer or its authorized representative.

Executive acknowledges that he is aware that the unauthorized disclosure of Confidential Information of Employer or its customers may be highly prejudicial to their interests, an invasion of privacy, and an improper disclosure of trade secrets and financial information in violation of state and federal law.

(c) Return of Property. In the event Executive’s employment with Employer is terminated (voluntarily or otherwise), Executive agrees to inform Employer of all documents and other data relating to his employment which is in his possession and control and to deliver promptly all such documents and data to Employer.

(d) Sanctions for Unauthorized Taking of Trade Secrets. Executive understands that taking of Employer’s trade secrets is a crime under California Penal Code section 449(c) and could also result in civil liability under California’s Uniform Trade Secrets Act (Civil Code sections 3426-3426.11), and that willful misappropriation may result in an award against Executive of triple the amount the Employer’s damages and Employer’s attorney fees for collecting such damages.

(e) Injunctive Relief. Executive acknowledges that breach of this Section may cause Employer irreparable harm for which money is inadequate compensation. Executive therefore agrees that Employer will be entitled to injunctive relief, without the necessity of posting a bond, to enforce this Section and this Agreement, in addition to damages and other available remedies, and Executive consents to such injunctive relief pursuant to Section 15 below.

(f) Solicitation of Bank Customers. Executive agrees that in the event his employment with the Bank shall terminate for any reason, he shall not, for a period of one year, make known to, or call on, solicit or take away, or attempt to call on, solicit or take away on behalf of any person, firm or corporation which is in competition, either directly or indirectly, with the Bank, any existing customers of the Bank or individuals or entities with whom the Bank is negotiating for the Bank’s services. This provision may be enforced either through injunction or specific performance of this Agreement by the Bank. In the event of a Change in Control, Executive shall be unconditionally released from all of his duties and obligations under this paragraph.

9.	INDEMNIFICATION

To the extent permitted by law, Employer shall indemnify Executive if he was or is a party or is threatened to be made a party in any such action brought by a third party against Executive (whether or not Employer is joined as a party defendant) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred with said action if Executive acted in good faith and in a manner Executive reasonably believed to be in the best interest of Employer (and with respect to a criminal proceeding if Executive had no reasonable cause to believe his conduct was unlawful), provided that the alleged conduct of Executive arose out of and was within the course and scope of his employment as an officer or employee of Employer.

10.	NOTICES

Any notice, request, demand, or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the U.S. mail, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed as follows:

To Employer:	Redding Bank of Commerce
1901 Churn Creek Road
Redding, California 96002
Attention: Board of Directors

To Executive:	Samuel D. Jimenez
9184 Silver King Road
Redding, California 96001

Any party hereto may change its or his address for purposes of this Section by giving notice in accordance herewith.

11.	BENEFIT OF AGREEMENT

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.

12.	APPLICABLE LAW

This Agreement is made and entered into in the State of California, and the laws of said State shall govern the validity and interpretation hereof.

CAPTIONS AND PARAGRAPH HEADINGS

Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

13.	INVALID PROVISIONS

Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portions shall not be affected and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

14.

15.	ENTIRE AGREEMENT

This Agreement and the Executive Salary Continuation Agreement, and contain the entire Agreement of the parties and supersede any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer, except to the extent that it is contemplated that Executive and Employer may enter into a stock option agreement. Each party to this Agreement acknowledges that no representations, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which is not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the Employer and Executive.

16.	NEGOTIATION – MEDIATION

The parties will attempt in good faith to resolve promptly any dispute, controversy, or claim arising out of or relating to this contract or any claimed breach thereof by direct negotiation between principals of the parties who have authority to settle the controversy. To facilitate such negotiations, it is agreed that a disputing party shall give the other party written notice of the dispute providing reasonable particularity with respect to all issues deemed to be controverted or disputed. Within ten (10) days after such notice is given, the principals of the parties shall meet at a mutually acceptable time and place, and thereafter as often as those individuals reasonably deem necessary to exchange relevant information and attempt to resolve all disputes.

If the disputes have not been resolved within thirty (30) days after the disputing party gives notice, or if the party receiving notice declines to meet, either party may initiate mediation of the controversy, claim or dispute in accordance with the following mediation provisions. Upon failure of the negotiations as set forth above, the parties to this contract agree to mediate any dispute, controversy or claim arising out of this contract or relating to the work undertaken pursuant to this contract prior to resorting to arbitration as hereinafter provided. Mediation is a process in which parties attempt to resolve a dispute by submitting it to an impartial, neutral mediator who is authorized to facilitate the resolution of the dispute, but who is not empowered to impose a settlement on the parties.

The parties shall attempt to mutually agree upon an impartial mediator, which mediator shall be appointed jointly and compensated equally by the parties. In the event the parties are unable to agree on an impartial mediator, then and in that event each party shall submit to the other a list with two (2) names of retired judges who will mediate in Shasta County, and have no ongoing professional or business relationship with either of the parties. From the lists, the parties shall, in turn, beginning with the Executive, cross unacceptable names from the list until such time as a potential mediator remains. The potential remaining mediator shall then be contacted to determine if he/she is available and willing to act as mediator. Should none of the original list of mediators be available, new lists shall be prepared and the process again undertaken.

Following mediation or in the event that for any reason no mediation has been held, all disputes, controversies or claims shall be resolved by binding arbitration as hereinafter set forth. If a party commences an arbitration or court action based on a dispute or claim as to which this section applies, without first attempting to resolve the matter through mediation, then and in that event, such party shall not be entitled to recover attorney’s fees, costs or expert fees, even if they would otherwise be available to that party in any such arbitration or court action.

17.	ARBITRATION

Any controversy among parties arising from or relating to the performance or interpretation of this contract is subject to binding arbitration. The parties hereto are bound, each to the other, by this arbitration clause. The parties therefore agree that any dispute, controversy or claim, in law or equity, arising between themselves out of this contract pursuant to this contract which is not settled through mediation must be decided by neutral binding arbitration and not by court action, except as provided by the California Law for Judicial Review of Arbitration Proceedings.

On the demand of the arbitrator or any party to an arbitration initiated under the arbitration provisions of this contract, each party hereto shall be bound by this arbitration provision and agrees to join in, become a party to, and be bound by such arbitration.

Arbitration shall be conducted under and pursuant to the provisions of California Code of Civil Procedure § 1280, et seq., including the provisions of § 1283.05, as are in effect at the time of the arbitration, and judgment may be entered on the award as therein provided.

If any party refuses or neglects to appear at or participate in arbitration after reasonable notice, the arbitrator may decide the controversy in accordance with whatever evidence is presented by the party or parties who do participate. The arbitrator may award any remedy that is just and equitable in the arbitrator’s opinion. The arbitrator will award to the prevailing party or parties such sums as are proper to compensate for the time, expense, and trouble of arbitration, including arbitration fees, attorney fees and costs, and expert fees. The arbitrator will retain jurisdiction of a controversy even if a party or parties to the dispute will not or cannot be joined in the arbitration proceedings.

18.	ATTORNEYS’ FEES AND COSTS

In the event of litigation, arbitration or any other action or proceeding between the parties to interpret or enforce this Agreement or any part thereof or otherwise arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its costs related to any such action or proceeding and its reasonable fees of attorneys, accountants and expert witnesses incurred by such party in connection with any such action or proceeding. The prevailing party shall be deemed to be the party which obtains substantially the relief sought by final resolution, compromise or settlement, or as may otherwise be determined by order of a court of competent jurisdiction in the event of litigation, an award or decision of one or more arbitrators in the event of arbitration, or a decision of a comparable official in the event of any other action or proceeding.

EXECUTIVE AND EMPLOYER AGREE THAT BY ENTERING INTO THIS AGREEMENT, EXECUTIVE AND EMPLOYER KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO A TRIAL BY A JUDGE OR JURY.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

EMPLOYER:	EXECUTIVE:

BANK OF COMMERCE

By:
Name: Patrick J. Moty
Title: President & CEO	Samuel D. Jimenez